Calculation of Filing Fee Tables
S-8
Azora Therapeutics, Inc. (DE)
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	25,666	$ 2.98	$ 76,484.68	0.000087	$ 6.65
2	Equity	Common Stock, par value $0.001 per share	Other	3,078,147	$ 3.87	$ 11,912,428.89	0.000087	$ 1,036.38
3	Equity	Common Stock, par value $0.001 per share	Other	307,815	$ 3.87	$ 1,191,244.05	0.000087	$ 103.64
4	Equity	Common Stock, par value $0.001 per share	Other	557,248	$ 3.87	$ 2,156,549.76	0.000087	$ 187.62
5	Equity	Common Stock, par value $0.001 per share	Other	155,446	$ 4.22	$ 655,982.12	0.000087	$ 57.07
6	Equity	Common Stock, par value $0.001 per share	Other	1,000,000	$ 3.87	$ 3,870,000.00	0.000087	$ 336.69
Total Offering Amounts:						$ 19,862,689.50		$ 1,728.05
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,728.05
Offering Note
[1]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of Azora Therapeutics, Inc. (the "Registrant") common stock, par value $0.001 per share ("Common Stock") which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Common Stock outstanding. Represents 25,666 shares of Common Stock issuable upon exercise and settlement of a stock option award granted under the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the exercise price for the shares of Common Stock underlying an outstanding stock option, which is $2.98 per share.

[2]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of Azora Therapeutics, Inc. (the "Registrant") common stock, par value $0.001 per share ("Common Stock") which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Common Stock outstanding. Represents 3,078,147 shares of Common Stock reserved and available for issuance under the Azora Therapeutics, Inc. 2026 Equity Incentive Plan. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low sales prices per share of the Common Stock on the Nasdaq Capital Market on November 10, 2026, which was approximately $3.87 per share.

[3]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of Azora Therapeutics, Inc. (the "Registrant") common stock, par value $0.001 per share ("Common Stock") which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Common Stock outstanding. Represents 307,815 shares of Common Stock reserved and available for issuance under the Azora Therapeutics, Inc. 2026 Employee Stock Purchase Plan. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low sales prices per share of the Common Stock on the Nasdaq Capital Market on November 10, 2026, which was approximately $3.87 per share.

[4]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of Azora Therapeutics, Inc. (the "Registrant") common stock, par value $0.001 per share ("Common Stock") which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Common Stock outstanding. Represents 557,248 shares of Common Stock issuable upon settlement of certain restricted stock unit awards granted by the Registrant to new employees as a material inducement to their acceptance of employment with the Registrant outside of a stockholder-approved equity plan in accordance with Nasdaq Listing Rule 5635(c)(4). Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low sales prices per share of the Common Stock on the Nasdaq Capital Market on November 10, 2026, which was approximately $3.87 per share.

[5]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of Azora Therapeutics, Inc. (the "Registrant") common stock, par value $0.001 per share ("Common Stock") which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Common Stock outstanding. Represents 155,446 shares of Common Stock issuable upon exercise and settlement of a stock option award granted by the Registrant to a new employee as a material inducement to their acceptance of employment with the Registrant outside of a stockholder-approved equity plan in accordance with Nasdaq Listing Rule 5635(c)(4). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the exercise price for the shares of Common Stock underlying outstanding stock options, which is $4.22 per share.

[6]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of Azora Therapeutics, Inc. (the "Registrant") common stock, par value $0.001 per share ("Common Stock") which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Common Stock outstanding. Represents 1,000,000 shares of Common Stock reserved and available for issuance under the Azora Therapeutics, Inc. 2026 Employment Inducement Equity Incentive Plan, under which the Registrant intends to grant equity awards to new employees as a material inducement to their acceptance of employment with the Registrant outside of a stockholder-approved equity plan in accordance with Nasdaq Listing Rule 5635(c)(4). Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low sales prices per share of the Common Stock on the Nasdaq Capital Market on November 10, 2026, which was approximately $3.87 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources